Exhibit 99.1

FOR IMMEDIATE RELEASE

LUCAS ENERGY ANNOUNCES THE TERMINATION OF
AGREEMENTS WITH VICTORY ENERGY

PURSUING TRANSACTION OPTIONS

HOUSTON, TEXAS –May 15, 2015 – Lucas Energy, Inc. (NYSE MKT: LEI) (“Lucas” or the “Company”), an independent oil and gas company with its operations in Texas, today announced that on May 11, 2015, the non-binding letter of intent (the “Letter of Intent”) previously entered into between Victory Energy Corporation (“Victory”) and Lucas  was terminated.  The Letter of Intent provided that either party could terminate the agreement by written notification to the other party for any reason.  As previously disclosed, the Letter of Intent contemplated the combination of the businesses of the Company and Victory by way of a merger (the “Proposed Business Combination”).  In conjunction with the termination and pursuant to the Pre-Merger Loan and Funding Agreement between the Company and Victory dated February 26, 2015 (the “Loan Agreement”), Victory will not extend further credit to Lucas.  We and Victory are currently in the process of negotiating a mutually agreeable unwinding of the steps previously taken in anticipation of the Proposed Business Combination.

“While disappointed that we will not be moving forward with the business combination, we have reached out to known parties in an effort to revisit transactions that were abandoned after the oil price collapse last fall or following our February 4, 2015 announcement of the proposed combination,” stated Anthony C. Schnur, Chief Executive Officer of Lucas, who continued, “We are encouraged about the opportunities available to us now that crude oil prices have stabilized and drilling costs have been declining.  Reduced drilling costs have significantly improved the economics of our Eagle Ford shale development wells.  The favorable drilling metrics also reduce our total capital needs required to participate in development of two Eagle Ford wells in Karnes County; two of which are scheduled and require Lucas’ funding.  We will continue to discuss potential business combinations or financing ventures that are a fit with our Company and potentially less dilutive to our shareholders.”

About Lucas Energy, Inc.

Lucas Energy (NYSE MKT: LEI) is engaged in the development of crude oil and natural gas in the Austin Chalk and Eagle Ford formations in South Texas.  Based in Houston, Lucas Energy's management team is committed to building a platform for growth and the development of its five million barrels of proved Eagle Ford and other oil reserves while continuing its focus on operating efficiencies and cost control.

For more information, please visit the Lucas Energy web site at www.lucasenergy.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  These statements include statements regarding our planned fund raising and drilling activities, the planned status and timing of production, the availability of funding, and related disclosures. Although Lucas believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Lucas to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Lucas’s Annual Report on Form 10-Q, Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

Lucas Investor Relations Contact

Carol Coale / Ken Dennard
Dennard ▪ Lascar Associates, LLC
(713) 529-6600
ccoale@dennardlascar.com